UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022, the Board of Directors of Porch Group, Inc. (the “Company”) approved the appointment of Shawn Tabak as the Chief Financial Officer of the Company, with such appointment to be effective upon the start of his employment, which is expected to commence on November 9, 2022.  Concurrently with Mr. Tabak’s appointment, Marty Heimbigner will step down from the position of Chief Financial Officer of the Company and will continue to serve the Company in a transition capacity, which is scheduled to continue through December 15, 2022 and subject to extension pursuant to that certain Second Amendment to Offer Letter Agreement, dated August 9, 2022. Mr. Tabak will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Tabak, age 43, was most recently the CFO of Naked Wines, Plc, a leading direct-to-consumer wine business. Prior, Tabak served as VP of Finance at Upwork, Inc., VP of Investor Relations and Treasury at Shutterfly, LLC, and as CFO and Senior Vice President of Finance at Clean Power Finance, Inc. He began his career at KPMG LLP, where he earned his CPA and advised clients across the technology and internet sectors on mergers and acquisitions and other finance transactions. Mr. Tabak holds a bachelor’s degree in Economics from the University of California, Santa Barbara.

Mr. Tabak has no family relationship with any member of the Board of Directors or any executive officer of the Company and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Tabak and any other persons pursuant to which he was appointed Chief Financial Officer of the Company. In addition, the transition of Mr. Heimbigner is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

CFO Employment Agreement

On November 2, 2022, the Company entered into an employment agreement with Mr. Tabak (the “CFO Employment Agreement”).  A summary of the material terms of the CFO Employment Agreement is set forth below, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term:  The CFO Employment Agreement is for an initial term of 36 months and provides for automatic renewals for successive 12-month terms absent written notice from the Company or Mr. Tabak 60 days prior to the expiration of the then-current term. Mr. Tabak is an at-will employee and either party may terminate Mr. Tabak’s employment and the agreement at any time, with or without cause.

Compensation:  Mr. Tabak will receive an annual base salary of $390,000 and commencing in 2023, has an annual bonus target of 50% of base salary, subject to changes from time to time in the discretion of the Company’s Board of Directors or a committee thereof.

Severance; Equity Acceleration:  Upon a termination of Mr. Tabak’s employment by the Company without cause (and other than by reason of death or disability), or his resignation for good reason (each, a “Non-Change in Control Termination”), subject to the execution and non-revocation of a general release and compliance with the restrictive covenants described below, Mr. Tabak will be entitled to (i) accrued obligations, (ii) one year of base salary and his target bonus, each paid on a pro rata basis over 12 months subsequent to the termination date (the “Severance Period”), subject to offset due to other employment, and (iii) during the Severance Period (but ceasing once equivalent employer-paid coverage is otherwise available to him), monthly payments necessary to cover the premiums for continued coverage for him and his dependents under the Company’s plans through COBRA.

Upon a Non-Change in Control Termination, (i) any outstanding performance-based equity awards will remain outstanding, which may be earned during the performance period and will vest in accordance with the specified vesting schedule (excluding any requirement for continued employment), (ii) any outstanding time-vesting equity awards that would have vested through the first anniversary of the termination date will vest on the termination date, and (iii) any vested options may be exercised for the lesser of 12 months and the expiration date. Upon termination due to death or disability, any vested options may be exercised for the lesser of 12 months and the expiration date.

Upon any other termination except cause, any vested options may be exercised for the lesser of 90 days and the expiration date.

The CFO Employment Agreement provides for double-trigger equity acceleration in the event of a change in control. Upon a change in control, existing equity awards will continue based on specified terms, provided (i) any unearned performance-based equity awards will be treated as restricted stock units and vest 12 months from the closing date and (ii) all outstanding equity awards will be accelerated in full and paid upon a change in control if such awards are not assumed by the surviving entity on a reasonably equivalent basis. Upon a termination of Mr. Tabak’s employment by the Company without cause (and other than by reason of death or disability), or Mr. Tabak’s resignation for good reason, in each case within 12 months following a change in control (each, a “Change in Control Termination”), (i) any outstanding equity awards will be fully earned and vested and (ii) any vested options may be exercised for the lesser of 12 months and the expiration date.

Restrictive Covenants:  During the term of employment and for 12 months thereafter (subject to a longer period if due to breach by Mr. Tabak), Mr. Tabak is bound by a covenant not to compete with the Company, a covenant not to solicit the Company’s employees, customers or business partners and a covenant not to hire the Company’s employees or induce them to terminate employment with the Company.  In addition, Mr. Tabak has agreed not to use or disclose any confidential information of the Company, subject to customary exceptions, and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

In connection with his appointment at the Company, Mr. Tabak will receive a one-time award of restricted stock units (“RSUs”) of the Company having an aggregate value of $900,000 (the “CFO On Hire Award”) and granted under the Porch Group, Inc. 2020 Stock Incentive Plan (the “Plan”).  Pursuant to the terms and conditions of the Plan, the CFO On Hire Award will be granted in four (4) equal grant installments, where the number of RSUs for the initial grant installment (value of $225,000) will be calculated on the initial grant date (on or about the first trading day of the month following Mr. Tabak’s date of hire) using the 30-day volume-weighted average trading price (“VWAP”)  for the Company’s common stock, and will vest in full on the one-year anniversary of the grant date. Thereafter, each subsequent grant installment (i.e., years 2 through 4) will be made on, and the calculation of the RSUs relating thereto will be as of, the applicable anniversary of the initial grant date using the 30-day VWAP for the Company’s common stock, and will vest in approximately equal installments every six months.  The vesting of the RSUs is subject to Mr. Tabak’s continued employment on each vesting date, and certain other terms of the award agreement and the Plan. It is anticipated that Mr. Tabak will enter into an indemnification agreement in substantially the same form as the Company enters into with its directors and executive officers.

Item 7.01 Regulation FD Disclosure.

The full text of the press release announcing Mr. Tabak’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1	CFO Employment Agreement, dated November 2, 2022
99.1	Press Release, dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: November 2, 2022